                                                                   EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We have issued our report dated March 12, 1997, accompanying the consolidated financial statements of Phoenix Network, Inc. and subsidiaries appearing in the Form S-4 registration statement filed with the Securities and Exchange Commission for Qwest Communications International Inc. We have also issued our reports dated March 12, 1997, accompanying the consolidated financial statements of Phoenix Network, Inc. and subsidiaries appearing in the 1996 Annual Report of the Company to its stockholders and accompanying the schedule included in the Annual Report on Form 10-K, as amended on Form 10-K/A, for the year ended December 31, 1996. We have issued our reports dated March 28, 1996 (except for note A, as to which the date is October 8, 1996), accompanying the consolidated financial statements and supplemental consolidated financial statements of Phoenix Network, Inc. and subsidiaries appearing in the Company's Form 8-K dated January 23, 1997. We have issued our reports dated February 16, 1996, accompanying the consolidated financial statements of Americonnect, Inc. and subsidiaries appearing in Phoenix Network, Inc.'s Form 8-K dated January 23, 1997. We consent to the use of our report on the 1996 consolidated financial statements in the Form S-4 and to the use of our name as it appears under the captions "PHOENIX SELECTED FINANCIAL DATA" and "EXPERTS". In addition, we consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

                                          Grant Thornton LLP

Denver, Colorado
February 12, 1998